Exhibit 99.1

FOR IMMEDIATE RELEASE

ROADRUNNER ANNOUNCES PROMOTION AND REORGANIZATION

Cudahy, WI – December 27, 2013 - Roadrunner Transportation Systems, Inc. (NYSE: RRTS) today announced that Brian van Helden has been promoted to Chief Operating Officer. Mark DiBlasi, Roadrunner’s CEO stated, “Brian has been instrumental in the company’s growth and success over the past seven years and is uniquely qualified for this promotion. Brian has extensive operational experience both in the broader trucking arena and specifically in all aspects of Roadrunner’s businesses. All operations will report directly to Brian over the long term. He will immediately assume direct leadership of our LTL operation, replacing Scott Dobak who has tendered his resignation effective December 31, 2013 to further his career as CEO of a Montreal-based Canadian transportation company that does not directly compete with Roadrunner. Scott has been an integral part of Roadrunner’s development over the past seven years and we wish him the best in his new endeavor.”

As a result of Brian’s promotion, the following changes have been implemented at Roadrunner:

Pat McKay, President of Roadrunner Truckload Services, will take on an expanded role at Truckload Services and Intermodal Services. Kevin Charlebois, President of Prime Distribution Services, will continue to lead Roadrunner’s freight consolidation operation and Roadrunner expects to expand his responsibilities over the next 12 months. In the near term, Mark DiBlasi will take a more active role in TMS management.

Roadrunner intends to expand its overall sales management team through both internal promotion and hiring external talent to correspond with the significant growth Roadrunner has experienced over the past several years.

Roadrunner expects these structural changes to lay the foundation for improved performance in the near and long term.

About Roadrunner Transportation Systems, Inc.

Roadrunner is a leading asset-light transportation and logistics service provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload logistics, transportation management solutions, intermodal solutions, freight consolidation, inventory management, expedited services, international freight forwarding, customs brokerage, and comprehensive global supply chain solutions. For more information, please visit Roadrunner’s website, www.rrts.com.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance, including, without limitation, statements regarding the impact of the reorganization at Roadrunner; the expanded roles and responsibilities of Pat McKay and Kevin Charlebois; Roadrunner’s intention to expand its overall sales management team; and Roadrunner’s expectation that the structural changes will lay the foundation for improved performance in the near and long term. These statements reflect Roadrunner’s current expectations, and Roadrunner does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond Roadrunner’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the integration of acquired companies, competition in the transportation industry, the impact of the current economic environment, Roadrunner’s dependence upon purchased power, the unpredictability of and potential fluctuation in the price and availability of fuel, the effects of governmental and environmental regulations, insurance in excess of prior experience levels, and other “Risk Factors” set forth in Roadrunner’s most recent SEC filings.

Contact

Roadrunner Transportation Systems, Inc.

Peter Armbruster

Chief Financial Officer

414-615-1648

Vollrath Associates, Inc.

Marilyn Vollrath

414-221-0210

ir@rrts.com

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